EXHIBIT 99.2

HealthTalk Live, Inc. and Humbly Hemp, Inc.
Pro-Forma Balance Sheet
(unaudited)

	HealthTalk	Humbly	Pro-Forma		Pro-Forma
	Live, Inc.	Hemp, Inc.	Adjustments		Consolidated

ASSETS

Current assets:
Cash and equivalents	$3,019	$18,971	-		$21,990
Advances to related party	-	1,500	-		1,500
Total current assets	3,019	20,471	-		23,490

Other assets:
Net property and equipment	28,850	-	-		28,850
Website	-	-	-		-
Total other assets	28,850	-	-		28,850

Total assets	$31,869	$20,471	$-		$52,340

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$27,592	$7,500	-		$35,092
Accrued executive compensation	-	4,869	-		4,869
Accrued interest	-	1,663	-		1,663
Convertible debt	-	68,000	-		68,000
Total current liabilities	27,592	82,032	-		109,624

Long term liabilities:
Due to officers	87,039	-	-		87,039
Line of credit - related party	-	-	-		-
Total current liabilities	87,039	-	-		87,039

Total liabilities	114,631	82,032	-		196,663

Stockholders' equity:
Preferred stock	-	-	-		-
Series A Preferred stock	-	1,000	5,000	(1)(2)	6,000
Common stock	32,578	4,910	7,138	(1)(2)	44,626
Additional paid in capital	243,180	3,225	58,498	(1)(2)	304,903
Subscriptions receivable	-	(60)	-		(60)
Retained earnings	(358,520)	(70,636)	(70,636	)(1)	(499,792)
Total Stockholders' Equity	(82,762)	(61,561)	-		(144,323)

Total Liabilities and Stockholders' Equity	$31,869	$20,471	$-		$52,340

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HealthTalk Live, Inc. and Humbly Hemp, Inc.
Pro-Forma Statement of Operations
(unaudited)

	HealthTalk	Humbly	Pro-Forma	Pro-Forma
	Live, Inc.	Hemp, Inc.	Adjustments	Consolidated

Revenues	$16,060	$-	$-	$16,060

Operating expenses:
Advertising and promotion	23,684	-	-	23,684
Depreciation and amortization	20,000	-	-	20,000
Professional fees	11,260	15,000	-	26,260
Office and other expenses	7,520	-	-	7,520
Website hosting and maintenance	2,856	-	-	2,856
Bank and credit card charges	1,288	-	-	1,288
Computer	382	-	-	382
General and administrative expenses	-	7,723	-	7,723
Product development	-	5,025	-	5,025
Executive compensation	-	40,000	-	40,000
Depreciation	-	-	-	-
Total expenses	66,990	67,748	-	134,738

Other expenses:
Interest expense - related party	-	(1,663)	-	(1,663)
Total other expenses	-	(1,663)	-	(1,663)

Income before provision for income taxes	(50,930)	(69,411)	-	(120,341)

Provision for income taxes	-	-	-	-

Net (loss)	$(50,930)	$(69,411)	$-	$(120,341)

Number of shares issued and outstanding post merger				44,665,585

Earnings per share				$-

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HEALTHTALK LIVE, INC. AND HUMBLY HEMP, INC.

NOTES TO PRO-FORMA UNAUDITED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION FOR PRO-FORMA FINANCIAL STATEMENTS

On October 1, 2016 HealthTalk Live, Inc., (“HLTK”) acquired 100% of Humbly Hemp, Inc., (“HH”) in exchange for a total of 12,048,000 restricted shares of HLTK’s common stock and 5,000,000 shares of HLTK’s Series A preferred stock. Our new Series A Preferred Stock is convertible to common stock at a rate of five (5) shares for every share held and votes together with our common stock at a rate of sixteen (16) votes for every share held. Our new Series A Preferred Stock ranks equally, on an as-converted basis, to our common stock with respect to rights upon winding up, dissolution, or liquidation. Our Series A Preferred Stock does not have any special dividend rights.

Upon the closing of the share exchange with HLTK and HH, HH will become a wholly owned subsidiary of HLTK. The acquisition will be treated as a business combination. However, since HH was owned and controlled by Daniel Crawford, an officer and director of HLTK, the assets will not be adjusted to fair value and will carry over as book value.

The unaudited pro forma balance sheet has been developed from the audited records of HLTK for the as of March 31, 2016 and from the audited records of HH as of September 30, 2016. The unaudited pro-forma balance sheet is presented as if the acquisition had occurred on March 31, 2016.

The unaudited pro forma statement of operations is based upon the audited financial statements of HLTK for the year ended March 31, 2016 and the audited financial statements for HH for the year ended September 30, 2016, after giving effect to share exchange and business combination. The unaudited pro forma statement of operations is presented as if the acquisition had occurred at the beginning of the period.

The unaudited pro-forma financial statements and notes thereto contain forward-looking statements that involve risks and uncertainties. Therefore, our actual results may vary materially from those discussed herein. The unaudited pro-forma financial statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of our future results.

2. PRO-FORMA ADJUSTMENTS

The pro-forma adjustments included in the unaudited financial statements are as follows:

(1)	Elimination of equity transactions on Humbly Hemp and cancellation of all preferred stock and common stock

(2)	Issuance of 5,000,000 shares of Series A preferred stock and 12,048,000 shares of common stock

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